EXHIBIT 99.1

Nature’s Best Brands, Inc. announces acquisition of Unisource Health, Inc.

Miami, FL – August 21, 2018, Nature’s Best Brands, Inc. (OTC:HLTY) (the “Company”), which, through its subsidiaries, markets organic foods to health-conscious consumers, announces that that it has signed an agreement to acquire Unisource Health Inc., the exclusive United States distributor of distributes the RM-3A medical device. The RM-3A medical device is a powerful tool used by physicians in managing their patients’ health. FDA cleared, this medical device performs a range of tests that are covered by most insurance companies. Pursuant to the agreement, the Company will issue 20,000,000 shares of common stock to the stockholders of Unisource which based on today’s closing price of the company’s common stock the acquisition is valued at approximately $20,000,000. The Company and Unisource anticipate that the acquisition will be completed on or around October 30, 2018.

“The acquisition of Unisource will enable us to reposition our business to offer state-of-art medical equipment, which, following the merger, will be our principal line of business,” stated Natalia Lopera, the CEO of Nature’s Best Brands, Inc.

“We have been looking for the right partner to help us to reach the next level of growth,” stated Lawrence Biggs, the CEO of Unisource Health, Inc., who will become the Company’s chief executive officer upon completion of the acquisition.

About Unisource Health Inc.

Unisource was formed in August 2017 to capitalize on the emerging movement in the health care industry towards preventative care. Unisource holds the exclusive United States distribution rights to the RM-3A medical device. The device is a powerful tool in managing patient’s health by providing the physician with an evaluation of eight critical risk factors to enable the physician to address potential health risks before the underlying problems arise. This system is non-invasive, and combined with a fast ankle brachial index test, takes less than 8 minutes to complete a screening

The device provides physicians with a one-page comprehensive overview of a patient’s health at-a-glance as well as in-depth details of the screening results. The screening system provides patient insights covering eight key risk factors which are pre-cursers to disease. Depending on the risk score for each factor, the physician will be able to determine the best course of action to resolve the patient’s condition and possibly prevent the onset of disease.

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About Nature’s Best Brands, Inc.

Nature’s Best Brands, Inc., through its subsidiaries intends to market organic foods to health-conscious consumers. In pursuance of this goal, the Company operates four restaurants that offer healthy food, coffee and juice, two in Panama and two in California. The Company’s website is www.naturesbestbrands.com.

FORWARD LOOKING STATEMENTS

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. Our actual results may differ materially from those anticipated in our forward-looking statements as a result of a number of factors, including our ability to complete the acquisition of Unisource, the ability of Unisource to develop its business, our ability to raise sufficient financing for Unisource’s operations, Unisource’s dependence on a single manufacturer for the sole product it sells and the ability of the manufacturer to manufacture and timely deliver quality products and to address the latest technological developments, the ability of Unisource to obtain marketing rights to additional products, the effects of regulatory changes; any legal action which may be commenced against the Company or Unisource arising from the acquisition or the conduct by the Company and Unisource of their business or claims relating to infringement of intellectual property rights, and other risks associated with early stage companies, particularly companies that market one product that is manufactured by a third party manufacturer with no second source, changes in our business strategy or development plans, competition, business disruptions adverse publicity and international, national and local general economic and market conditions. Except as required by applicable law, the Company undertakes no obligation to revise or update any of our forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof. Information on our website or any other website does not constitute a part of this press release.

Investor inquiries contact:

SmallCapVoice.Com, Inc.

email: ssmith@smallcapvoice.com

Phone: 512-267-2430

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